AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1994
                                                REGISTRATION NO. 33-
===========================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                           -----------------
                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                            -----------------
                  GENERAL MOTORS ACCEPTANCE CORPORATION
       A NEW YORK CORPORATION -- I.R.S.  EMPLOYER NO.  38-0572512
    3044 WEST GRAND BOULEVARD                     767 FIFTH AVENUE
    DETROIT, MICHIGAN 48202                   NEW YORK, NEW YORK 10153
         (313-556-5000)                             (212-418-6120)
                           AGENT FOR SERVICE
                    C. J. RUTKOWSKI, VICE PRESIDENT
                 GENERAL MOTORS ACCEPTANCE CORPORATION
    3044 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202 (313-556-1508)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
                            -----------------
      IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING
OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. / /
      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION
WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.  /X/
                            -----------------
                     CALCULATION OF REGISTRATION FEE
===========================================================================
                                        PROPOSED      PROPOSED     AMOUNT
TITLE OF EACH CLASS                     MAXIMUM       MAXIMUM        OF
  OF SECURITIES                         OFFERING      AGGREGATE     REGIS-
     TO BE              AMOUNT TO BE    PRICE PER     OFFERING     TRATION
   REGISTERED          REGISTERED (1)   UNIT          PRICE (2)      FEE
- ---------------------------------------------------------------------------
Medium-Term Notes, Due from
  Nine Months to Thirty Years
  from Date of Issue...$7,144,100,600    100%    $7,144,100,600  $1,428,820
===========================================================================
      (1) The amount of Medium-Term Notes being registered, together with $2,855,899,400 remaining Medium-Term Notes registered on December 9, 1993 (Registration No. 33-51381), represents the maximum aggregate principal amount of Medium-Term Notes which, on October 5, 1994, are expected to be offered for sale.
      (2) Estimated solely for the purpose of determining the amount of the registration fee.
     The Prospectus included in this Registration Statement also relates to the above-mentioned Registration Statement (Registration No. 33-49069) as permitted by Rule 429.
                          --------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
==========================================================================
/-------------------------------------------------------------------------/
/INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A   /
/REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH / /THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD/
/NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION     /
/STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN    /
/OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE  /
/ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER,           /
/SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR          /
/QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               /
/-------------------------------------------------------------------------/

PROSPECTUS
                          U.S.$10,000,000,000
                 GENERAL MOTORS ACCEPTANCE CORPORATION
                            MEDIUM-TERM NOTES
        DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

      General Motors Acceptance Corporation (the "Company") may offer from time to time its Medium-Term Notes Due from Nine Months to Thirty Years from Date of Issue (the "Notes"). The Notes offered by this Prospectus will be limited to up to U.S.$10,000,000,000 aggregate initial offering price or the equivalent thereof in other currencies, including composite currencies such as the European Currency Unit ("ECU") (the "Specified Currency"). The Notes will be offered at varying maturities due from nine months to thirty years from the date of issue (the "Issue Date"), as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder thereof prior to the maturity date thereof (as further defined herein, the "Maturity Date"). Each Note will be denominated in U.S. dollars or in the Specified Currency, as set forth in a Pricing Supplement (the "Pricing Supplement") to this Prospectus. See "Important Currency Exchange Information" and "Foreign Currency Risks."

      The interest rate on each Note will be either a fixed rate established by the Company at the Issue Date of such Note (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable upon the Maturity Date, or at a floating rate as set forth therein and specified in the applicable Pricing Supplement (a "Floating Rate Note"). A Fixed Rate Note may pay a level amount in respect of both interest and principal amortized over the life of the Note (an "Amortizing Note"). See "Description of Notes-Fixed Rate Notes" and "Description of Notes-Floating Rate Notes." The principal amount payable at the Maturity Date of, or any interest and premium, if any, on, a Note, or both, may be determined by reference to one or more Specified Currencies (a "Currency Indexed Note"), or by reference to the price of one or more specified securities or commodities or to one or more securities or commodities exchange indices or other indices or by other methods (an "Indexed Note," such term to include Currency Indexed Notes) as described in the applicable Pricing Supplement. See "Description of Notes-Currency Indexed Notes," "Description of Notes-Other Indexed Notes and Certain Terms Applicable to All Indexed Notes" and "Indexed Notes Risks."
                                                (continued on following page)
                         ----------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS OR ANY PRICING SUPPLEMENT
                     HERETO.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                         ----------------------
            Price to             Agents' Discounts and  Proceeds to
            Public (1)(2)        Commissions (2)(3)     Company (2)(3)(4)
 Per Note   100.00%               .05% - .60%           99.95% - 99.40%
 Total      U.S.$10,000,000,000  U.S. $5,000,000-       U.S.$9,995,000,000-
                                 U.S.$60,000,000        U.S.$9,940,000,000

(1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued at 100% of their principal amount.
(2)   Or the equivalent thereof in the Specified Currency.
(3) The commission payable to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, CS First Boston Corporation, Morgan Stanley & Co. Incorporated, Lehman Brothers, Lehman Brothers Inc. (including its affiliate, Lehman Special Securities Inc.), J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc. (collectively, "the Agents") for each Note sold through such Agent will be computed based upon the Price to Public of such Note and will depend on such Note's Maturity Date. The Company also may sell Notes to an Agent, as principal for its own account for resale to one or more investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or if so agreed, at a fixed public offering price. No commission will be payable on any Notes sold directly to purchasers by the Company. The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

(4)   Before deducting expenses payable by the Company estimated at
      $1,700,000.
                         ----------------------
Merrill Lynch & Co.                                  Salomon Brothers Inc
CS First Boston                                      Morgan Stanley & Co.
                                                                Incorporated
Lehman Brothers                               J.P. Morgan Securities Inc.
                        Bear, Stearns & Co. Inc.
                         ----------------------
October    , 1994.

      Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (other than an Amortizing Note) is payable semiannually each April 1 and October 1 (a "Semiannual Pay Note") or, if annually, each October 1 (an "Annual Pay Note"), as selected by the purchaser and agreed to by the Company, and at Maturity (as defined herein). Interest on each Floating Rate Note is payable on the dates set forth herein and in the applicable Pricing Supplement. Amortizing Notes will pay principal and interest semiannually each April 1 and October 1, or quarterly each January
1, April 1, July 1 and October 1, and, in either case, at Maturity, or otherwise, as specified in the applicable Pricing Supplement. See "Description of Notes-Payment of Principal and Interest." Interest rates, interest rate formulae and other variable terms are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

      The Notes may be issued in whole or in part in the form of a certificate issued in definitive form (a "Certificated Note") or in the form of one or more global Notes to be deposited with or on behalf of The Depository Trust Company ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary") and registered in the name of the Depositary's nominee (a "Book-Entry Note"). The Certificated Notes and the Book-Entry Notes are hereinafter together referred to as the "Notes." Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and, with respect to the beneficial owners' interests, by the Depositary's participants. Book-Entry Notes will not be issuable as Certificated Notes except under the limited circumstances described herein. See "Description of Notes-Book-Entry Notes."

      Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued only in registered form in minimum denominations of U.S.$5,000 (and any amount in excess thereof that is an integral multiple of U.S.$1,000) or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, the authorized denominations set forth in the applicable Pricing Supplement. See "Description of Notes-General." Unless otherwise specified in the applicable Pricing Supplement, the Notes may not be redeemed by the Company or repaid at the option of the holder prior to their Maturity. See "Description of Notes-Redemption and Repayment." Notes will be transferable without service charge.

      The Specified Currency, any applicable interest rate or formula, the issue price, the Maturity Date, any interest payment dates, any principal payment dates, any redemption and/or repayment provisions, whether such Note is a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note, whether such Note will be represented by a global Note and any other terms applicable to each Note and established at the time of offering, unless otherwise described herein, will be described in the applicable Pricing Supplement.

      The Notes are being offered on a continuous basis for sale by the Company through one or more of the Agents listed below and each of the Agents has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. In addition, the Notes may be sold by the Company to any Agent as principal for its own account for resale to one or more investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Notes may also be sold by the Company directly to purchasers through its office at the address set forth on the back of the Prospectus. In addition, the Company may arrange for the Notes to be sold through other agents, dealers or underwriters. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Agents have advised the Company that they may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so. No termination date for the offering of the Notes has been established. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits any offer may reject such offer in whole or in part. See "Plan of Distribution."

                         ----------------------
                                    2

      No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and any Pricing Supplement in connection with the offer contained in this Prospectus and any Pricing Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any Agent. Neither the delivery of this Prospectus and any Pricing Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct at any time subsequent to the date thereof. This Prospectus and any Pricing Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Notes offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.



                          AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.


             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1993 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, and June 30, 1994 filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act are incorporated by reference in this Prospectus.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THE COMPANY WILL PROVIDE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUEST SHOULD BE DIRECTED TO:

                        G. E. GROSS, COMPTROLLER
                  GENERAL MOTORS ACCEPTANCE CORPORATION
                  3044 WEST GRAND BOULEVARD, ANNEX 103
                         DETROIT, MICHIGAN 48202
                             (313) 556-1240


                       PRINCIPAL EXECUTIVE OFFICES

      General Motors Acceptance Corporation has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).

                   RATIO OF EARNINGS TO FIXED CHARGES

      Six Months Ended
        June 30                      Years Ended December 31
      1994        1993        1993     1992       1991        1990        1989
      1.34        1.35        1.33     1.35       1.23        1.23        1.19

      The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio incudes the earnings and fixed charges of the Company and its consolidated subsidiaries; fixed charges consist of interest, debt discount and expense and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                             USE OF PROCEEDS

      The net proceeds from the sale of the Notes will be added to the general funds of the Company and will be available for the purchase of receivables, the making of loans or the repayment of debt. Such proceeds initially may be used to reduce short-term borrowings or invested in short-term securities.

                          DESCRIPTION OF NOTES

      The terms and conditions set forth herein will apply to each Note unless otherwise specified herein or in the applicable Pricing Supplement and in such Note.

Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars, and payment of principal of, premium, if any, and interest, if any, on, the Notes will be made in U.S. dollars. If any
Note is not to be denominated in U.S. dollars, the applicable Pricing Supplement will specify the currency or currencies, including composite currencies such as the ECU, in which such Note is to be denominated (the "Specified Currency") and, if different, the currency or currencies in which the principal, premium, if any, and interest, if any, with respect to such Note are to be paid, along with any other terms relating to the non-U.S. dollar denomination, including exchange rates for the Specified Currency as against the U.S. dollar at selected times during the last five years, and any exchange controls or other foreign currency risks relating to such Specified Currency. See "Foreign Currency Risks."

GENERAL

      The Notes will be limited to U.S.$10,000,000,000 aggregate initial offering price, or the equivalent thereof in one or more Specified Currencies. The Notes will be issued under an Indenture dated as of December 1, 1993 between the Company and Citibank, N.A., as Trustee, as supplemented from time to time (the "Indenture"). The Indenture does not limit the amount of additional unsecured indebtedness ranking PARI PASSU with the Notes that the Company may incur and the Company may, from time to time, without the consent of the holders of the Notes, provide for the issuance of Notes under the Indenture in addition to the U.S.$10,000,000,000 aggregate initial offering price of the Notes offered hereby. The U.S. dollar equivalent of Notes denominated in a Specified Currency other than U.S. dollars will be determined on the Business Day prior to the date of acceptance by the Company for a purchase of Notes, on the basis of the Market Exchange Rate (as defined below) for such Specified Currency. The statements herein concerning the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions of the Indenture or defined terms contained in the Indenture are referred to, such provisions and defined terms are incorporated herein by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

      The Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

      Notes will be offered on a continuing basis and will mature on any day nine months to thirty years from the Issue Date, as selected by the purchaser and agreed to by the Company. Each Note will bear interest from the Issue Date (as defined below) at either (a) a fixed rate ("Fixed Rate Notes"), which may be zero in the case of a Note issued at an Issue Price (as defined below) representing a substantial discount from the principal amount payable upon the Maturity Date (a "Zero-Coupon Note") or (b) a floating rate or rates determined by reference to one or more Base Rates (as defined herein), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below) ("Floating Rate Notes").

      Each Note will be issued in fully registered form without coupons and will be represented by either a Certificated Note or a Book-Entry Note registered in the name of a nominee of the Depositary. Except as set forth herein, Book-Entry Notes will be issuable only in global form. See "Book-Entry Notes-Delivery and Form" below. No Book-Entry Note shall represent any Certificated Note and Certificated Notes will not be exchangeable for Book-Entry Notes, except as described below under "Description of Notes-Book-Entry Notes-Delivery and Form." All Notes issued on the same day and having the same terms (including, but not limited to, the same designation, the same currency, Interest Payment Dates (as defined below), rate of interest, Maturity Date and redemption or repayment provisions) may be represented by a single Book-Entry Note. A beneficial interest in a Book-Entry Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary or its participants. Payments of the principal of, premium, if any, and interest, if any, on, Notes represented by a Book-Entry Note will be made by the Company or its paying agent to the Depositary or its nominee. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depositary. See "Description of Notes-Book-Entry Notes-Delivery and Form."

      Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes denominated in U.S. dollars will be U.S.$5,000 and any amount in excess thereof that is an integral multiple of U.S.$1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be as set forth in the applicable Pricing Supplement.

      The principal amount of the Notes will be payable at Maturity at the Corporate Trust Office of Citibank, N.A., Corporate Trust Services, 111 Wall Street, 5th Floor, New York, New York 10043, or at such other place as the Company may designate.

      Certificated Notes will be transferable by the registered holders thereof or by their attorneys duly authorized in writing at the office of the Company at 3044 West Grand Boulevard, Argonaut A - Room 1182H, Detroit, Michigan 48202, without charge except for any tax or other governmental charge imposed in connection therewith, and in the manner and subject to the

     5

limitations provided in the Indenture, and upon surrender of the Certificated Notes. Upon any such transfer, a new Certificated Note or Notes in authorized denominations for an equal aggregate principal amount having identical terms will be issued to the transferee in exchange therefor. As provided in the Indenture, if a Note is surrendered for transfer after the fifteenth day of the calendar month preceding an Interest Payment Date, the new Certificated Note or Notes will be dated as of such Interest Payment Date; provided, however, that if the Certificated Note surrendered is dated after the fifteenth day of the calendar month preceding such Interest Payment Date, the new Certificated Note or Notes will be dated as of the same date as the Certificated Note surrendered.

      Unless otherwise specified in the applicable Pricing Supplement, the Notes may not be redeemed by the Company, or repaid at the option of the holder, or both, prior to their Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the Notes, other than Amortizing Notes, will not be subject to any sinking fund. See "Description of Notes-Redemption and Repayment."

      Unless otherwise specified in the applicable Pricing Supplement, the amount of any Original Issue Discount Note (as such term is defined in "Description of Notes - Original Issue Discount Notes") payable in the event of redemption by the Company, repayment at the option of the holder or acceleration of Maturity, in lieu of the stated principal amount due at the Maturity Date, will be the Amortized Face Amount of such Original Issue Discount Note as of the date of such redemption, repayment or acceleration. For the purposes of determining whether holders of the requisite amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of any Original Issue Discount Note shall be deemed to be the Amortized Face Amount. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (a) the Issue Price of an Original Issue Discount Note set forth in the applicable Pricing Supplement plus (b) the portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of such Original Issue Discount Note exceed its stated principal amount. See also "United States Federal Taxation - Tax Consequences to U.S. Holders-Original Issue Discount Notes."

      Unless otherwise specified herein, the Pricing Supplement relating to each Note or Notes will describe the following terms, as applicable: (1) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note); (2) whether such Note is a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or a Zero-Coupon Note or other Original Issue Discount Note; (3) whether such Note is a Currency Indexed Note or other Indexed Note, and if so the special terms thereof; (4) the price (which may be expressed as a percentage of the aggregate initial public offering price thereof) at which such Note will be issued to the public (the "Issue Price"); (5) the date on which such Note will be issued to the public (the "Issue Date"); (6) the Maturity Date of such Note; (7) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any (the "Interest Rate"); (8) if such
Note is a Floating Rate Note, the Base Rate or Rates, the Initial Interest Rate or formula for determining such, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the Interest Rate for such Note; (9) if such Note is an Amortizing Note, whether payments of principal thereof and interest thereon will be made quarterly or semiannually, and the redemption or repayment information in respect thereof;

(10) whether the interest rate on such Note may be reset upon the occurrence of certain events or at the option of the Company; (11) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to its Maturity Date, and if so, the provisions relating to such redemption or repayment; (12) whether such Note will be issued initially as a Book-Entry Note or as a Certificated Note; (13) certain special United States Federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; and (14) any other terms of such Note not inconsistent with the provisions of the Indenture.

     6

GLOSSARY

      Reference is made to the Indenture and the forms of Notes filed as exhibits to the Registration Statement to which this Prospectus relates for the full definition of certain of the terms used in this Prospectus, as well as any capitalized terms used herein for which no definition is provided. Set forth below are definitions of certain terms used in this Prospectus with respect to the Notes.

      "Business Day" with respect to any Note means, unless otherwise specified in the applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: such day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if the Note is denominated in a Specified Currency other than U.S. dollars or ECU, (x) not a day on which banking institutions are authorized or required by law or regulation to close in the Principal Financial Center of the country issuing the Specified Currency and (y) a day on which banking institutions in such Principal Financial Center are carrying out transactions in such Specified Currency, (c) if the Note is denominated in ECU, an ECU clearing day, as determined by the ECU Banking Association in Paris, (d) if the Note is denominated in a composite currency other than ECU, as specified in the applicable Pricing Supplement and (e) with respect to LIBOR Notes, is also a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the Index Currency are transacted in the London interbank market. "Principal Financial Center" will generally be the capital city of the country of the Specified Currency, except that with respect to U.S. dollars and ECUs, the Principal Financial Center shall be The City of New York and Luxembourg, respectively;

      "Interest Payment Date" with respect to any Note means a date (other than at Maturity) on which, under the terms of such Note, regularly scheduled interest shall be payable;

      "Maturity Date" with respect to any Note means the date on which such Note will mature, as specified thereon, and "Maturity" means the date on which the principal of a Note or an instalment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at its Maturity Date or by declaration of acceleration, call for redemption at the option of the Company, repayment at the option of the holder, or otherwise;

      "Regular Record Date" with respect to any Interest Payment Date for Fixed Rate Notes means, unless otherwise specified in the applicable Pricing Supplement, the date (whether or not a Business Day) which is the fifteenth day of the calendar month preceding such Interest Payment Date. "Regular Record Date" with respect to any Interest Payment Date for Notes other than Fixed Rate Notes means, unless otherwise specified in the Applicable Pricing Supplement, the date (whether or not a Business Day) 15 calendar days prior to such Interest Payment Date.

      References herein to "U.S. dollars" or "U.S.$" or "$" are to the currency of the United States of America.

BOOK-ENTRY NOTES - DELIVERY AND FORM

      Upon issue, all Fixed Rate Book-Entry Notes having the same Issue Date, interest rate, if any, amortization schedule, if any, Maturity Date and other terms, if any, will be represented by one or more fully registered global Notes (the "Global Notes") and all Floating Rate Book-Entry Notes having the same Issue Date, Initial Interest Rate, Base Rate, Interest Period, Interest Payment Dates, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, Maturity Date and other terms, if any, will be represented by one or more Global Notes; provided, however, that no single Global Note shall exceed U.S.$150,000,000. Each such Global Note representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee thereof.
     7
      The Depository Trust Company ("DTC") will be the initial Depositary with respect to the Book-Entry Notes. DTC has advised the Company and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. The rules applicable to DTC and its participants are on file with the Commission.

      Upon the issuance by the Company of Book-Entry Notes represented by a Global Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Agents of such Book-Entry Notes, or the Company, if such Book-Entry Notes are offered and sold directly by the Company, as the case may be. Ownership of beneficial interests in a Global Note will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Book-Entry Notes represented by a Global Note or Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

      So long as the Depositary for a Global Note, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Notes represented by a Global Note or Notes will not be entitled to have Book-Entry Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Book-Entry Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

      Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture or a Global Note. The Company understands that under existing policy of the Depositary and industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give any notice or take any action which a holder is entitled to give or take under the Indenture or a Global Note, the Depositary would authorize the participants holding the relevant beneficial interests to give such notice or take such action. Any beneficial owner that is not a participant must rely on the contractual arrangements it has directly, or indirectly through its financial intermediary, with a participant to give such notice or take such action.

      Payments of principal of, premium, if any, and interest, if any, on, the Book-Entry Notes represented by a Global Note registered in the name of the Depositary or its nominee will be made by the Company through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of a Global Note. None of the Company, the Trustee, any Paying Agent or any other agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial

                                    8

ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Note, will immediately credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Global Note will be governed by standing customer instructions and customary practices as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

      If the Depositary is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act and a successor depository registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for all the Global Notes. In addition, the Company may at any time determine not to have the Book-Entry Notes represented by the Global Note and, in such event, will issue Certificated Notes in exchange for all the Global Notes. In either instance, an owner of a beneficial interest in a Global Note will be entitled to have Certificated Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Certificated Notes. Such Certificated Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from participants with respect to beneficial interests in such Global Notes. Certificated Notes so issued will be issued in denominations of U.S.$5,000 or more (in multiples of U.S.$1,000) and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of such Certificated Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section
2.07 of the Indenture.)

PAYMENT CURRENCY

      Unless otherwise specified in the applicable Pricing Supplement, and except as otherwise described herein with respect to Currency Indexed Notes, principal, and premium, if any, and interest, if any, will be paid by the Company in U.S. dollars in the manner described in the following paragraphs, even if a Note is denominated in a Specified Currency other than U.S. dollars; provided, however, that the holder of such Note may (unless the Pricing Supplement and the Note so indicate otherwise) elect to receive all such payments in such Specified Currency (subject to certain conditions described at "Foreign Currency Risks-Payment Currency") by delivery of a written request to the Company's paying agent (the "Paying Agent") in The City of New York. Any such election must be received by the Paying Agent on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be, and no such election or change of election may be made with respect to payments on any Note with respect to which (i) an Event of Default has occurred, (ii) the Company has exercised any of its discharge or defeasance options or (iii) the Company has given a notice of redemption.
Such election shall remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Until the Notes are paid or payment thereof is provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed Citibank, N.A., New York, New York as Paying Agent under the Indenture. The Company will notify the holders of the Notes in accordance with the Indenture of any change in the Paying Agent or its address. Except as may otherwise be provided in a Pricing Supplement with respect to Foreign Currency Notes, all currency exchange costs will be borne by the Company unless any holder of a Note has made the election referred to in the proviso in the first sentence in this paragraph. In the case of such election, each electing holder of a Note shall bear the currency exchange costs related to such Note, if any, by deductions from the payments otherwise due such holder.

     9

      Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note denominated in a Specified Currency other than U.S dollars, the amount of U.S. dollar payments in respect of such Note will be determined by the Company or an agent for the Company as specified in the applicable Pricing Supplement (the "Exchange Rate Agent"), based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service, or if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, such election shall (unless otherwise specified in the applicable Pricing Supplement) be made from the quotations received by the Exchange Rate Agent from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) (the "Exchange Rate") for the purchase by the quoting dealer, for settlement on such payment date, of the Specified Currency for U.S. dollars. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control or is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community, in which case the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to such payment date, or on such other basis as shall be specified in the applicable Pricing Supplement. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, including without limitation, ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified in the applicable Pricing Supplement). Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

      Unless otherwise specified in the applicable Pricing Supplement, if a holder of a Note denominated in a foreign currency other than ECU shall have elected to receive payments of principal of, and premium, if any, and interest, if any, on such Note in such foreign currency as described above, and such foreign currency is unavailable as of the due date for any such payments because of the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such foreign currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on that due date with respect to such Note shall be made in U.S. dollars until such foreign currency is available or is so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement.

      Unless otherwise specified in the applicable Pricing Supplement, if a holder of a Note denominated in ECU shall have elected to receive payments of principal of and premium, if any, and interest, if any, on such Note in ECU as described above, and ECU are unavailable as of the due date for any such payments because of the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used in the European Monetary System, then all payments due on that due date with respect to such Note
     10

shall be made in U.S. dollars until the ECU is available or is so used. The amount so payable on any date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of such component currencies. The U.S. dollar equivalent of each of such component currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such component currency, or as otherwise indicated in the applicable Pricing Supplement.

      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

      All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination made by an Exchange Rate Agent that is not the Company is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes.

      Each Note will provide that, in the event of an official redenomination of a Specified Currency (including, without limitation, an official redenomination of a Specified Currency that is a composite currency) the obligations of the Company with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except to the extent Currency Indexed Notes provide for the adjustment of the principal amount payable at maturity thereof pursuant to application of the formulae described under "Description of Notes-Currency Indexed Notes-Payment of Principal and Interest," or any other formulae provided for in the applicable Pricing Supplement, Notes will not provide for any adjustment to any amount payable under the Notes as a result of (a) any change in the value of a Specified Currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

      Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a Specified Currency other than U.S. dollars will be made from an account with a bank located outside the United States, unless otherwise specified in the applicable Pricing Supplement.

INTEREST AND PRINCIPAL PAYMENTS

      Unless otherwise specified in the applicable Pricing Supplement, interest on the Notes and principal of Amortizing Notes (in each case other than interest or, in the case of Amortizing Notes, principal paid at Maturity), will be paid by mailing a check (unless otherwise specified in the applicable Pricing Supplement, from an account at a bank located outside the United States if such check is payable in a currency other than U.S. dollars) to the holder at the address of such holder appearing on the security register of the Company on the applicable Regular Record Date; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, in the case of a Note issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest (and, in the case of an
    11

Amortizing Note, principal) on such Note for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Notwithstanding the foregoing, a holder of U.S.$10,000,000 or more in aggregate principal amount of Notes of like tenor and term (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such interest (and, in the case of Amortizing Notes, principal payments) in immediately available funds, but only if complete and appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date. Owners of beneficial interests in a Book-Entry Note will be paid in accordance with the Depositary's and the participant's procedures in effect from time to time as described under "Description of Notes-Book-Entry Notes." Simultaneously with the election by any holder of a Note to receive payments in a Specified Currency other than U.S. dollars (as provided above), such holder may, if so entitled as described above, elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Paying Agent, and all payments in respect of principal of, and premium, if any, and interest, if any, on such Note will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States, or as otherwise provided in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments of principal, and premium, if any, and interest, if any, at Maturity will be made in immediately available funds (unless otherwise specified in the applicable Pricing Supplement, payable to an account maintained by the payee with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars) upon surrender of the Note at the office of the Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. See "Important Currency Exchange Information." Unless otherwise specified in the applicable Pricing Supplement, principal and, premium, if any, and interest, if any, payable at Maturity of a Book-Entry Note will be paid by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depositary. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on a Book-Entry Note, and principal of Amortizing Notes in global form (in each case, other than at Maturity) will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the Depositary. The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, will be borne by the holders of the Notes in respect of which such payments are made.

      Certain Notes, including Original Issue Discount Notes, may be considered to be issued with original issue discount which must be included in income for United States Federal income tax purposes at a constant rate, prior to the receipt of the cash attributable to that income. See "Tax Consequences to U.S. Holders-Original Issue Discount Notes." Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under "Description of Debt Securities-Events of Default," the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Issue Date to the date of declaration which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Special considerations applicable to any such Notes will be set forth in the applicable Pricing Supplement.

      The Interest Payment Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes," and the Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement.

FIXED RATE NOTES

      Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, except as described below under "Description of Notes-Subsequent Interest Periods" and "Description of Notes-Extension of Maturity." Unless otherwise

    12

specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (other than a Zero-Coupon Note or an Amortizing Note) will be payable, as selected by the purchaser, either semiannually each April 1 and October 1, or annually each October 1, and at Maturity. Unless otherwise specified in the applicable Pricing Supplement, principal of and interest on each Amortizing Note will be payable, as selected by the purchaser, either quarterly each January 1, April 1, July 1 and October 1, or semiannually each April 1 and October 1, as set forth in the applicable Pricing Supplement, and, in either case, at Maturity. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be set forth in the applicable Pricing Supplement. Each payment of interest on a Fixed Rate Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or date of Maturity, as the case may be.

      Any payment of principal, and premium, if any, or interest required to be made on a Fixed Rate Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Fixed Rate Notes are subject to change without notice by the Company from time to time, but no such change will affect any Fixed Rate Notes already issued or as to which an offer to purchase has been accepted by the Company.

FLOATING RATE NOTES

      Except for the period from the Issue Date to the first Interest Reset Date (as defined below) set forth in the applicable Pricing Supplement, each Floating Rate Note will bear interest at a rate determined by reference to either (i) an interest rate base (the "Base Rate"), which may be adjusted by a Spread and/or a Spread Multiplier (each as defined below) or (ii) an interest rate which may be either the higher or lower of two or more Base Rates, as adjusted by the corresponding Spread and/or a Spread Multiplier for such related Base Rate (as will be specified in the applicable Pricing Supplement). The "Spread" is the number of basis points (one basis point equals one hundredth of a percentage point) to be added to or subtracted from the related Base Rate applicable to the interest rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage of the related Base Rate applicable to such Base Rate Note by which said Base Rate is to be multiplied to determine the applicable interest rate on such Floating Rate Note. Each Floating Rate Note and the applicable Pricing Supplement will specify the Index Maturity and the Spread and/or Spread Multiplier, if any, applicable to each such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable Pricing Supplement. The Spread, Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

      The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Prime Rate (a "Prime Rate Note"), (f) the Treasury Rate (a "Treasury Rate Note") or (g) such other Base Rate or interest rate formula as is set forth in such Pricing Supplement and in such Floating Rate Note.

      As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any Interest Period ("Maximum Interest Rate") and/or (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any

    13

Interest Period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law (including, without limitation, New York law, which is stated to govern the Notes and the Indenture), as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than U.S.$250,000 is 16% and for any loan in the amount of U.S.$250,000 or more but less than U.S.$2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of U.S.$2,500,000 or more.

      Each Floating Rate Note and the applicable Pricing Supplement will specify whether the rate of interest on such Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each an "Interest Reset Period") and the date on which such interest rate will reset (each an "Interest Reset Date"). Unless otherwise specified in the applicable
Pricing Supplement, the "Interest Reset Date" will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of January, April, July and October; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that (a) the interest rate in effect from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate (as defined below) and (b) unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect for the 10 days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day would fall in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The interest rate or the formula for establishing the interest rate in effect with respect to a Floating Rate Note from the Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement.

      Except as provided below, and unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable, in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of January, April, July and October, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of January, April, July and October; in the case of Floating Rate Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month specified in the applicable Pricing Supplement, and in each case at Maturity. Subject to the next succeeding sentence, unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of LIBOR Notes, if such Business Day would fall in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. Any payment of principal, and premium, if any, and interest required to be made on a Floating Rate Note on a Maturity Date that is not a Business Day will be made on the next succeeding Business Day, with the same force and effect as if made on any such Maturity Date and no additional interest shall accrue as a result of any such delayed payment.

      Unless otherwise specified in the applicable Pricing Supplement, the interest payable on each Interest Payment Date or at Maturity for Floating Rate Notes (except Floating Rate Notes on which interest is reset daily or weekly) will be the amount of interest accrued from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid to, but excluding, such Interest Payment Date or date of

    14

Maturity, as the case may be (an "Interest Period"); provided, however, that in the case of a Floating Rate Note on which interest is reset daily or weekly, unless otherwise specified in the applicable Pricing Supplement, interest payable on each Interest Payment Date will be the amount of interest accrued from and including the Issue Date or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at Maturity the interest payable will include interest accrued to, but excluding, the date of Maturity.

      Unless otherwise specified in the applicable Pricing Supplement, with respect to a Floating Rate Note, accrued interest will be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Unless otherwise specified in the applicable Pricing Supplement, such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate in effect on the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

      Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollars amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent or, in the case of Notes denominated other than in U.S. dollars, the nearest unit (with one-half cent or unit being rounded upwards).

      Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Prime Rate Notes and Federal Funds Rate Notes will be the second Business Day preceding such Interest Reset Date; the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date; and the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which direct obligations of the United States ("Treasury Bills") of the applicable Index Maturity (as specified on the face of such

Treasury Rate Note) are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to a Note, the interest rate of which is determined with reference to two or more Base Rates, will be the first Business Day which is at least two Business Days prior to such Interest Reset Date for such Note on which each Base Rate shall be determinable.

      Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity as the case may be.

      The applicable Pricing Supplement shall specify a calculation agent (the "Calculation Agent"), which may be the Company, with respect to any issue of Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next

                                  15

Interest Reset Date with respect to such Floating Rate Note. If at any time the Trustee is not the Calculation Agent, the Company will notify the Trustee of each determination of the interest rate applicable to any such Floating Rate Note.

      The interest rate in effect with respect to a Floating Rate Note from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate. The interest rate for each subsequent Interest Rate Date will be determined by the Calculation Agent as follows:

CD RATE NOTES

      CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

      Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities," or any successor publication of the Federal Reserve Bank of New York (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either Release H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, after consultation with the Company, for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of U.S.$5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date. All references in this Prospectus or any applicable Pricing Supplement to "Release H.15(519)" shall also be references to any successor publication to Release H.15(519).

      CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

COMMERCIAL PAPER RATE NOTES

      Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

      Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.l5(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to
    16

such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Interest Determination Date of the rate for commercial paper of the applicable Index Maturity as published in the Composite Quotations under the heading "Commercial Paper." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M.,New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with the Company, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

"Money Market Yield" shall be a yield calculated in accordance with the following formula:


          Money Market Yield =     D x 360      x 100
                                360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

FEDERAL FUNDS RATE NOTES

      Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

      Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New

York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, after consultation with the Company, as of 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

LIBOR NOTES

      LIBOR NOTES will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

      Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

(i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR, LIBOR will be either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered

    17

rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M. London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Banking Day immediately following that Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M. London time, on that Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

      (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following the Interest Determination Date, and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

      "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

      "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

PRIME RATE NOTES

Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or the Spread Multiplier, if

any,and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.
     18

      Unless otherwise specified in the applicable Pricing Supplement, the "Prime Rate" means, with respect to any Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan."
If such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for such Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean of the prime rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S.$500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

TREASURY RATE NOTES

      Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

      Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement, as published in H.l5(519) under the heading "Treasury bills-auction average (investment)" or, if not so published by 9:00 A.M., New York City time on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the applicable Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the interest rate for the applicable period will be the interest rate in effect on such Interest Determination Date.

ORIGINAL ISSUE DISCOUNT NOTES

      Notes may be issued at a price less than their stated redemption price at maturity, other than by an amount which is less than a de minimis amount (0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity) resulting in such Notes being treated as if they

    19

were issued with original issue discount for United States Federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. See "United States Federal Taxation - Tax Consequences to U.S. Holders - Original Issue Discount Notes." Certain additional considerations relating to any Original Issue Discount Notes will be described in the Pricing Supplement relating thereto.

CURRENCY INDEXED NOTES

      The Company may from time to time offer Notes as to which the principal amount payable at Maturity and/or the rate of interest thereon is determined by reference to the rate of exchange between the currency or composite currency in which such Notes ("Currency Indexed Notes") are denominated (the "Denominated Currency") and the other currency or currencies or composite currency or composite currencies specified as the Indexed Currency (the "Indexed Currency") in the applicable Pricing Supplement, or as determined in such other manner as may be specified in the applicable Pricing Supplement.


      Unless otherwise specified in the applicable Pricing Supplement, (a) holders of Currency Indexed Notes will be entitled to receive a principal amount in respect of such Currency Indexed Notes exceeding the amount designated as the face amount of such Currency Indexed Notes in the applicable Pricing Supplement (the "Face Amount") if, at Maturity, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, in the applicable Pricing Supplement (the "Base Exchange Rate") and (b) holders of Currency Indexed Notes will be entitled to receive a principal amount in respect of such Currency Indexed Notes less than the Face Amount of such Currency Indexed Notes if, at Maturity, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under "Currency Indexed Notes - Payment of Principal and Interest." Information as to the relative historical value (which information is not necessarily indicative of relative future value) of the applicable Denominated Currency against the applicable Indexed Currency, any exchange controls applicable to such Denominated Currency or Indexed Currency and certain tax consequences to holders will be set forth in the applicable Pricing Supplement. See "Foreign Currency Risks" and "Indexed Notes Risks."

PAYMENT OF PRINCIPAL AND INTEREST

      Unless otherwise specified in the applicable Pricing Supplement, interest will be payable by the Company in the Denominated Currency based on the Face Amount of the Currency Indexed Notes and at the rate and times and in the manner set forth herein and in the applicable Pricing Supplement.

      Unless otherwise specified in the applicable Pricing Supplement, principal of a Currency Indexed Note will be payable by the Company in the Denominated Currency at Maturity. The amount of such principal shall equal the Face Amount of the Currency Indexed Note, plus or minus an amount of the Denominated Currency determined by the Exchange Rate Agent specified in the applicable Pricing Supplement, which may be the Company, by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (the "Determination Date") prior to Maturity of such Currency Indexed Note by the Exchange Rate Agent. Such rate of exchange shall be based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Exchange Rate Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 A.M., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the aggregate Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, with settlement at Maturity to be in the Denominated Currency (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Denominated Currency, is hereafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Exchange Rate Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference

    20

Dealers. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable Pricing Supplement or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Exchange Rate Agent, to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Exchange Rate Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable at Maturity thereof shall be final and binding on the Company and the holders of such Currency Indexed Notes.

      See "Description of Notes-Payment Currency" for a discussion of the procedures followed by the Exchange Rate Agent if the Denominated Currency of a Currency Indexed Note is unavailable as of the due date for any payment thereon because of the imposition of exchange controls or other circumstances beyond the Company's control or such Denominated Currency is no longer used as discussed therein.

      The formula to be used by the Exchange Rate Agent to determine the principal amount of a Currency Indexed Note payable at Maturity will be specified in the applicable Pricing Supplement.

OTHER INDEXED NOTES AND CERTAIN TERMS APPLICABLE TO ALL INDEXED NOTES

      The Notes may be issued as Indexed Notes, other than Currency Indexed Notes, the principal amount of which payable at Maturity and/or the interest thereon, or both, may be determined by reference to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other methods or formulae. Holders of Indexed Notes may receive a principal amount at Maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. The Pricing Supplement relating to such an Indexed Note will describe, as applicable, the method by which the amount of interest payable and the amount of principal payable at the Maturity Date in respect of such Indexed Note will be determined, certain special tax consequences of the purchase, ownership or disposition to holders of such Notes, certain risks associated with an investment in such Notes and other information relating to such Notes. See "Foreign Currency Risks" and "Indexed Notes Risks."

      PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CURRENCY INDEXED OR OTHER INDEXED NOTES. SUCH AN INVESTMENT ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH A SIMILAR INVESTMENT IN A SECURITY THE PRINCIPAL AMOUNT OF WHICH PAYABLE AT MATURITY IS NOT DETERMINED BY CURRENCY EXCHANGE RATES OR SECURITIES OR COMMODITIES EXCHANGE INDICES OR OTHER INDICES AND IS NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO SUCH TRANSACTIONS.

      Unless otherwise specified in the applicable Pricing Supplement, (a) for the purpose of determining whether holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes (including Currency Indexed Notes) will be deemed to be the face amount thereof and (b) in the event of an acceleration of the Maturity Date of an Indexed Note, the principal amount payable to the holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Maturity Date thereof, as if the date of acceleration were the Maturity Date.

SUBSEQUENT INTEREST PERIODS

      The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the

                                  21

case may be, may be reset (each an "Optional Reset Date"). If the Company has such option with respect to any Note, the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

      The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the holder of such Note a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be and (iii) the provisions, if any, for redemption or repayment during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the holder of a Note, such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Reset Notice.

      Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish an interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier, in the case of a Floating Rate Note, that is higher than the interest rate, Spread and/or Spread Multiplier, as the case may be, provided for in the Reset Notice, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to transmit notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date and with respect to which the holders of such Notes have not tendered such Notes for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Subsequent Interest Period.

      If the Company elects to reset the interest rate or the Spread and/or Spread Multiplier of a Note as described above, the holder of such Note will have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the aggregate principal amount thereof outstanding on, plus any accrued interest to, such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

EXTENSION OF MATURITY

      The Pricing Supplement relating to each Note (other than an Amortizing
Note) will indicate whether the Company has the option to extend the maturity of such Note for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement. If the Company has such option with respect to any Note (other than an Amortizing Note), the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement (which will contain complete details concerning such option by the Company to extend the maturity of a Note (other than an Amortizing Note)).

     22

      The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Maturity Date of such Note originally in effect prior to the exercise of such option (the "Original Maturity Date") or, if the Maturity Date of such Note has already been extended prior to the Maturity Date then in effect (an "Extended Maturity Date"). No later than 40 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, setting forth (i) the election of the Company to extend the Original Maturity Date, (ii) the new Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period and
(iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the holder of a Note, the Original Maturity Date shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

      Notwithstanding the foregoing, not later than 20 days prior to the Original Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish an interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier, in the case of a Floating Rate Note, that is higher than the interest rate, Spread and/or Spread Multiplier, as the case may be, provided for in the Extension Notice for the Extension Period, by mailing or causing the Trustee to transmit notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended and with respect to which the holders of such Notes have not tendered such Notes for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

      If the Company elects to extend the Maturity Date of a Note, the holder of such Note will have the option to elect repayment of such Note by the Company on the Original Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repaid on the Original Maturity Date, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 30 but not more than 35 days prior to the Original Maturity Date and except that a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Maturity Date.

REDEMPTION AND REPAYMENT

      Unless otherwise provided in the applicable Pricing Supplement, the Notes will not be redeemable prior to the Maturity Date at the option of the Company or repayable prior to the Maturity Date at the option of the holder. Unless otherwise specified in the applicable Pricing Supplement, the Notes, except for Amortizing Notes, will not be subject to any sinking fund.

      If applicable, the Pricing Supplement relating to each Note will indicate that the Note will be redeemable at the option of the Company or repayable at the option of the holder on a date or dates specified prior to its Maturity Date and, unless otherwise specified in such Pricing Supplement, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of redemption or repayment, unless such Note was issued with original issue discount, in which case the Pricing Supplement will specify the amount payable upon such redemption or repayment.
    23

      The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. Unless otherwise specified in the applicable Pricing Supplement, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

      Unless otherwise specified in the applicable Pricing Supplement, in order for a Note to be repaid at the option of the holder thereof, the Company must receive at least 30 days but not more than 45 days prior to the repayment date, the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed. Exercise of the repayment option by the holder of a Note shall be irrevocable, except as otherwise provided under "Description of Notes-Subsequent Interest Periods" and "Description of Notes-Extensions of Maturity." The repayment option may be exercised by the holder of a Note for less than the aggregate principal amount of the Note then outstanding provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

      With respect to a Book-Entry Note, the Depositary's nominee will be the holder of such Book-Entry Note and therefore will be the only entity that can exercise a right to repayment. See "Description of Notes-Book-Entry Notes." In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Book-Entry

Note, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in such Book-Entry Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Book-Entry Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. Conveyance of notices and other communications by the Depositary to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the Book-Entry Notes will be governed by agreements among them, subject to any statutory or regulated requirements as may be in effect from time to time.

      If applicable, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with any such repurchase.

      The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

                 IMPORTANT CURRENCY EXCHANGE INFORMATION

      Unless otherwise set forth in the applicable Pricing Supplement, each Purchaser of a Note is required to pay for such Note in the Specified Currency thereof in immediately available funds, and payments of principal of, premium, if any, and interest, if any, on, such Note will be made in the Specified Currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies or currency units and vice versa and few banks offer non-U.S. dollar checking or savings account facilities in the United States. Accordingly, unless otherwise specified in a Pricing Supplement or unless alternative arrangements are made, payment of principal of, premium, if any, and interest, if any, on, Notes in a Specified Currency other than U.S. dollars will be made to an account at a bank outside the United States. See "Foreign Currency Risks." However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will use reasonable efforts to arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such request must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as is determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of any such exchange will be borne by the purchasers of the Notes.
     24

                         FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

      An investment in Notes that are denominated in, or the payment of which is related to the value of, a Specified Currency other than U.S. dollars ("Foreign Currency Notes") entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in a Currency Indexed Note entails significant risks that are not associated with a similar investment in non-Indexed Notes. See "Indexed Notes Risks." Such risks include, without limitation, the possibility of significant changes in the rate of exchange between United States dollars and such Specified Currency (and, in the case of Currency Indexed Notes, the rate of exchange between the Specified Currency and the Indexed Currency for such Currency Indexed Note), changes resulting from official redenomination with respect to a Specified Currency (or, in the case of each Currency Indexed Note, with respect to the Specified Currency or the Indexed Currency therefor) and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic and political events. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies, and between certain foreign currencies and other foreign currencies, have been highly volatile, and such volatility may occur in the future. The exchange rate between the U.S. dollar and a foreign currency or composite currency is at any moment a result of the supply and demand for such currency or the currencies comprising such composite currency, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balance of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any Foreign Currency Note or any Currency Indexed Note.

      Depreciation of the Specified Currency for a Foreign Currency Note against U.S. dollars would result in a decrease in the effective yield of such Foreign Currency Note below its applicable interest rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. Similarly, depreciation of the Denominated Currency with respect to a Currency Indexed Note against the applicable Indexed Currency would result in the principal amount payable with respect to such Currency Indexed Note at the Maturity Date being less than the Face Amount of such Currency Indexed Note which, in turn, would decrease the effective yield of such Currency Indexed Note below its stated interest rate and, in certain circumstances, could also result in a loss of all or a substantial portion of the principal of such Note to the investor. See "Description of Notes-Currency Indexed Notes."

      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency at the time of payment of principal of, premium, if any, or interest, if any, on, a Foreign Currency Note. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, and premium, if any, or interest, if any, in any Specified Currency other than U.S. dollars. In addition to the risks associated with relative currency valuations discussed above, the imposition of exchange controls might impact the liquidity of any Note denominated in, or the value of which is linked to, a foreign currency. Even if there are no actual exchange controls, it is possible that the Specified Currency for such Note would not be available to the Company when payments on such Note are due because of circumstances beyond the control of the Company. In that event, the Company will make required payments in U.S. dollars on the basis described herein. See "Description of Notes-Payment Currency" and "Description of Notes-Currency Indexed Notes-Payment of Principal and Interest."

      The information set forth in this Prospectus is directed to prospective purchasers who are residents of the United States, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of,premium,

                                  25

if any, and interest, if any, on, the Notes. Persons who are not residents of the United States should consult their own legal advisors with regard to such matters.

      Pricing Supplements relating to Foreign Currency Notes or Currency Indexed Notes will contain information concerning historical exchange rates for the applicable Specified Currency against the U.S. dollar or other relevant currency (including in the case of Currency Indexed Notes, the applicable Indexed Currency), a description of the currency or currencies and any exchange controls affecting such currency or currencies. The information contained therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

      THIS PROSPECTUS DOES NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A CURRENCY OR COMPOSITE CURRENCY OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS OR ANY PRICING SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL, LEGAL AND TAX ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

GOVERNING LAW AND JUDGMENTS

      The Notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Notes only in U.S. dollars. If an action based on Notes denominated in a Specified Currency other than U.S dollars were commenced in a New York court, however, such court would render or enter a judgment or decree in the Specified Currency. Such judgment would then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.

INDEXED NOTES RISKS


      An investment in Notes indexed, as to principal or interest, or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount payable at maturity may be less than the original purchase price of such Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the issuer and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term

    26

of any Note. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

      THIS PROSPECTUS DOES NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A FOREIGN CURRENCY OR A COMPOSITE CURRENCY OR NOTES INDEXED TO CURRENCY VALUES, COMMODITIES OR INTEREST RATE INDICES AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS OR ANY PRICING SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR FINANCIAL, LEGAL AND TAX ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY OR INDEXED TRANSACTIONS.

                     UNITED STATES FEDERAL TAXATION

GENERAL

      The following summary describes certain United States Federal income tax consequences of the ownership and disposition of the Notes. This summary provides general information only and is directed solely to original holders purchasing Notes at the "issue price" (as defined below) and who hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all United States Federal income tax consequences that may be applicable to particular categories of investors that may be subject to special rules, such as banks, insurance companies, dealers in securities, persons holding Notes as a hedge against, or which are hedged against, a currency exchange or interest rate risk, or United States holders whose functional currency (as defined in Section 985 of the Code) is other than the U.S. dollar. In addition, the United States Federal income tax consequences of holding a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable Pricing Supplement. Finally, this summary does not discuss Original Issue Discount Notes which qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code. Holders of Original Issue Discount Notes which are "applicable high-yield discount obligations" may be subject to special rules which will be set forth in an applicable Pricing Supplement. Holders are advised to consult their own tax advisors with regard to the application of the United States Federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction.

      This summary is based on the Code, United States Treasury Regulations (including proposed regulations and temporary regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions as of the date of this Prospectus. The authorities on which this summary is based are subject to change or differing interpretations, which could apply retroactively, so as to result in United States Federal income tax consequences different from those discussed below.

      For purposes of the following discussion, "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, (iii) an estate or trust whose income from sources without the United States is includable in gross income for United States Federal income tax purposes regardless of its source or (iv) any other holder whose income from a Note is effectively connected with the conduct of a trade or business in the United States. The term also includes certain former citizens of the United States whose income and gain on the Notes will be taxable.

    27

TAX CONSEQUENCES TO U.S. HOLDERS

PAYMENTS OF INTEREST

      Interest on a Note (whether denominated in U.S. dollars or in other than U.S. dollars) that is not an Original Issue Discount Note will generally be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder's method of accounting for tax purposes.

      Under proposed regulations, all payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at the maturity of Notes and will be taxed in the manner described below under "Original Issue Discount Notes".

      Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes, including certain Floating Rate Notes, Foreign Currency Notes, Currency Indexed Notes and other Indexed Notes are described under "Original Issue Discount Notes", "Foreign Currency Notes" and "Currency Indexed Notes and Other Indexed Notes" below.

ORIGINAL ISSUE DISCOUNT NOTES

      The following summary is generally based upon the Treasury Regulations ("Final Regulations") effective for Notes issued on or after April 4, 1994. Under these Regulations, a Note that is issued for an amount less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount ("OID"). The issue price of a Note is equal to the initial offering price at which a substantial amount of such Notes is sold to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers). The stated redemption price at maturity of a Note is equal to the sum of all payments to be made on such Note other than certain contingent payments and "qualified stated interest" payments. "Qualified stated interest" is defined as stated interest unconditionally payable (or that will be constructively received under section 451) in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate, a single qualified floating rate, a single fixed rate followed by a single "qualified floating rate", or a single "objective rate," provided that the single rate appropriately takes to accuracy the length of interval between payments.

      Subject to certain exceptions, a variable rate of interest is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a Spread Multiplier) that is greater than zero but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i) plus or minus a fixed rate (i.e., a Spread). If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiplier greater than 1.35, however, such rate generally constitute an "objective rate," described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Note).

      Subject to certain exceptions, an "objective rate" is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a Note denominated in a currency other than the currency in which the Note is denominated, (iii) the yield or changes in the price of one or more items of personal property (other than stock or debt of the Company or a related party) that is "actively traded," or (iv) a combination of the rates described in clauses (i), (ii) and (iii) of this sentence. A variable rate of interest on a Note will not be considered an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term.

      If interest on a Note is stated at a fixed rate for an initial rate for an initial period of less than one year (e.g., an Initial Interest Rate) followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. In addition, in order to be treated as qualified stated interest (rather than contingent payments, as discussed below), the qualified floating rate or objective rate in effect at a given time for a Note must be set at a value of that rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

      If a Note provides for interest at (i) more than one qualified floating rate, (ii) a single fixed rate and one or more qualified floating rates, or
(iii) in certain cases a single fixed rate and a single objective rate, then all or a portion of the Note's stated interest may be treated as qualified stated interest. However, in certain instances a portion of that Note's stated interest will not be so treated, but instead will be included in the

Note's stated redemption price at maturity.  As a result, such Notes may be
treated as being issued with original issue discount.   In the event Notes of
this type are issued, the United States federal income tax consequences to purchasers and holders thereof will be discussed in the applicable Pricing Supplement. Purchasers of such Notes should carefully examine the Pricing Supplement and should consult their tax advisors regarding the purchase, ownership and disposition of such Notes.

      Notwithstanding the general definition of OID above, a Note will not be considered to have been issued at an original issue discount if the amount of such original issue discount is less than a DE MINIMIS amount equal to 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity (or, in the case of a Note providing for payments prior to maturity of amounts included in its stated redemption price at maturity, the weighted average maturity). Holders of Notes with a DE MINIMIS amount of original issue discount will include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Note.

      A U.S. Holder of an Original Issue Discount Note (other than certain U.S. Holders of Short-Term Original Issue Discount Notes, as defined below) will be required to include qualified stated interest in income at the time it is received or accrued in accordance with such U.S. Holder's method of accounting.

      In addition, a U.S. Holder of an Original Issue Discount Note that matures more than one year from its date of issuance will be required to include original issue discount in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. The amount of original issue discount includable in income is equal to the sum of the "daily portions" of the original issue discount for each day during the taxable year
    28

on which the U.S. Holder held such Note. The "daily portion" is the original issue discount for the "accrual period" that is allocated ratably to each day in the accrual period. The original issue discount for an accrual period is equal to the excess, if any, of (a) the product of the "adjusted issue price" of an Original issue Discount Note at the beginning of such accrual period and its "yield to maturity" over (b) the amount of any qualified stated interest allocable to the accrual period. The "accrual period" is the interval (not to exceed one year) that ends no later than the date of any scheduled payment
of principal or interest.   The Company will specify the accrual period it
intends to use in the applicable Pricing Supplement but a U.S. Holder is not required to use the same accrual period for purposes of determining the amount of OID includible in its income for a taxable year. The adjusted issue price of a Note at the beginning of an accrual period is equal to the issue price of such Note, increased by the aggregate amount of original issue discount with respect to such Note that accrued in prior accrual periods, and reduced by the amount of any payment on the Note in prior accrual periods of amounts other than a payment of qualified stated interest.

      A United States Holder that purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price, but less than or equal to the sum of all amounts payable on the Note other than payments of qualified stated interest or certain contingent payments, will be considered to have purchased such Note at an "acquisition premium." In computing the daily portions of original issue discount with respect to an Original Issue Discount Note for such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for that Note exceeds the adjusted issue price, and the denominator of which is the sum of the daily portions for that Note (computed in accordance with the rules set forth above) for all days beginning on the date after the purchase date and ending on the stated maturity date.

      In general, a cash method U.S. Holder of an Original Issue Discount Note that matures one year or less from its date of issuance (a "Short-Term Original Issue Discount Note") is not required to accrue original issue discount on such Note for United States Federal income tax purposes unless it elects to do so. U.S. Holders who make such an election, U.S. Holders who report income for United States Federal income tax purposes on the accrual method and certain other U.S. Holders, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Original Issue Discount Notes as it accrues on a straight-line basis, unless an election is made to use the constant yield method (based on a daily compounding). In the case of a U.S. Holder who is not required and does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or redemption of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued. In addition, such holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

      Certain Notes may be redeemable at the option of the Company prior to the Maturity Date, or repayable at the option of the U.S. Holder prior to the Maturity Date. Notes containing such features may be subject to rules that differ from the general rules discussed above. U.S. Holders intending to purchase Notes with any such features should carefully examine the applicable Pricing Supplement and should consult with their own tax advisors with respect to such features, since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

      The Proposed OID Regulations contain "aggregation rules" stating that, in certain circumstances, if more than one type of Note is issued as part of the same issuance of securities to a single holder, some or all of such Notes may be treated together as a single debt instrument for purposes of calculating and accruing any original issue discount. Unless otherwise

    29

provided in the related Pricing Supplement, the Company does not expect to treat any of the Notes as being subject to the aggregation rules for purposes of computing original issue discount.

PREMIUM

      If a United States Holder purchases a Note for an amount that is greater than the stated redemption price at maturity, such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any original issue discount in income. A United States Holder may elect (in accordance with applicable Code Provisions) to amortize such premium, using a constant yield method, over the remaining term of the Note (where such Note is not callable prior to its maturity date). If such Note may be called prior to maturity after the United States Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable on maturity or, if it results in a smaller premium, attributable to the period through the earlier call date with reference to the amount payable on the earlier call date. A United States Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the Internal Revenue Service.

      Under the OID Regulations, a United States Holder may elect to include in gross income its entire return on a Note (i.e., in general, the excess of all payments to be received on the Note over the amount paid for the Note by such Holder) in accordance with a constant yield method based on the compounding of interest. Such an election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all the United States Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation. Similarly, such an election for a Note with market discount will result in a deemed election to accrue market discount in income currently for such Note and for all other bonds acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the Internal Revenue Service.


SALE, EXCHANGE OR REDEMPTION OF THE NOTES

      Upon the sale, exchange or redemption of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption, except to the extent such amount is attributable to accrued and unpaid interest, and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will generally be the U.S. dollar cost of the Note to such U.S. Holder, increased by the amount of any original issue discount previously included in income by the U.S. Holder with respect to such Note and reduced by any amortized premium and any principal payments received by the U.S. Holder and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest.

      In general, gain or loss realized on the sale, exchange or redemption of a Note will be capital gain or loss (except in the case of a Short-Term Original Issue Discount Note, to the extent of any original issue discount not previously included in such U.S. Holder's taxable income), and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the Note has been held for more than one year. Under current law, the excess of net long-term net capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

SUBSEQUENT INTEREST PERIODS AND EXTENSIONS OF MATURITY

      If so specified in the applicable Pricing Supplement relating to a Note, the Company may have the option (a) to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or the Spread Multiplier, in the case of a Floating Rate Note and/or (b) to extend the Maturity of such Note. See "Description of Notes-Subsequent Interest Periods" and "Description of Notes-Extension of Maturity." These type of Notes may be subject to special rules for determining interest income or gain or loss. A description of the federal income tax consequences to a United States holder of these Notes will be contained in the applicable Pricing Supplement.
    30
FOREIGN CURRENCY NOTES

      The United States federal income tax consequences to a United States Holder of the ownership and disposition of Notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the United States dollar ("Foreign Currency Notes") will be summarized in the applicable Pricing Supplement.


CURRENCY INDEXED NOTES AND OTHER INDEXED NOTES

      The United States Federal income tax consequences to a U.S. Holder of the ownership and disposition of Notes that have principal or interest determined by reference to commodity prices, equity indices or other factors will vary depending on the exact terms of the Notes and related factors.
Notes containing any of such features may be subject to rules that differ from the general rules discussed above. U.S. Holders intending to purchase such Notes should refer to the discussion relating to taxation in the applicable Pricing Supplement.

TAX CONSEQUENCES TO FOREIGN HOLDERS

      For purposes of this discussion, a "Foreign Holder" means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

      Subject to the discussion of backup withholding contained in "United States Federal Taxation - Backup Withholding and Information Reporting" below, and if the amount of interest is not determined by reference to any change in the value of any property of the Company, other than actively traded property, and is not otherwise identified by regulation as contingent interest not eligible for the portfolio interest exemption,

                                   32
      (i) payments of principal, interest (including original issue discount, if any) and premium on the Notes by the Company or any paying agent to a beneficial owner of a Note that is not a United States Holder, as defined above ( a "United States Alien Holder"), will not be subject to United States federal withholding tax, provided that, in the case of interest, (a) such Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) such Holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (c) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (d) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met, and (v) such interest is not interest effectively connected with the conduct of a trade or business in the United States or interest described in Section 871(h)(4) of the Code (which in general is limited to certain types of contingent interest, as summarized below);

      (ii) a Foreign Holder will not be subject to United States Federal income tax or United States Federal withholding tax on gain realized on the sale, exchange or redemption of a Note if (a) such gain is not effectively connected with a United States trade or business of the Foreign Holder and (b) in the case of an individual, such Foreign Holder is not present in the United States for 183 days or more in the taxable year such gain is realized;

      (iii) a Note held by an individual who is neither a citizen nor a resident of the United States for United States Federal income tax purposes at the time of such individual's death will not be subject to United States Federal estate tax, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; the Note does not provide for interest described in Section 871(h)(4) of the Code (as summarized below); and, at the time of such individual's death, the income from the Notes was not or would not have been effectively connected with a United States trade or business of such individual.

      Section 871(h) and Section 881(c) of the Code require that, in order to obtain the portfolio interest exemption from withholding tax described in paragraph (i) above, either the beneficial owner of the Note or a securities clearing organization, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business (a "financial institution") and that is holding such Note on behalf of such beneficial owner, files a statement with the withholding agent to the effect that the beneficial owner of the Note is not a U.S. Holder. Such requirement will be fulfilled if the beneficial owner of a Note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is not a U.S. Holder and provides its name and address, and any financial institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner and furnishes the withholding agent with a copy thereof.

      Interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30 percent rate (or such lower rate provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the Company or a related person, any income or profits of the Company or a related person, any change in the value of any property of the Company or a related person or any dividend, partnership distributions or similar payments made by the Company or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the Internal Revenue Service in future Treasury Regulations, the effect of which, if any, will be described in the applicable Pricing Supplement.

      If a Foreign Holder is engaged in a trade or business in the United States and interest, including original issue discount, on the Note is effectively connected with the conduct of such trade or business, such Foreign Holder, although exempt from United States Federal withholding tax, will generally be subject to United States Federal income tax on such interest and original issue discount and on any gain realized on the sale, exchange or other disposition of a Note in the same manner as if it were a U.S. Holder.
In lieu of the certificate described in the preceding paragraph, such a Foreign Holder will be required to provide to the Company a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such Foreign Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) and any gain recognized on the sale, exchange or other disposition of a Note will be included in the earnings and profits of such Foreign Holder if such interest is effectively connected with the conduct by the Foreign Holder of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Backup withholding and information reporting requirements may apply to payments of principal and interest (including original issue discount) on a Note, and to payments of proceeds of the sale or redemption of a Note, to certain non-corporate U.S. Holders. The Company, its agent, a broker, the

    33

relevant Trustee or any paying agent, as the case may be, will be required to withhold from any payment a tax equal to 31% of such payment if the U.S. Holder fails to furnish or certify his correct taxpayer identification number (social security number or employer identification number) to the payor in the manner required, fails to certify that such U.S. Holder is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules.

      The 31 percent backup withholding and United States information reporting requirements will not apply to payments to a Foreign Holder which has provided the certifications required by Section 871(h) and Section 881(c) of the Code, as described above, or that has otherwise established an exemption, provided that neither the Company nor such agent have actual knowledge that the Foreign Holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied.

      Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note by a Foreign Holder made to or through a foreign office of a broker will generally not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such broker is required to report if such broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

      U.S. Holders and Foreign Holders of Notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld under the backup withholding rules from a payment to a holder may be credited against such holder's United States Federal income tax and may entitle such Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                      CERTAIN COVENANTS AS TO LIENS

      The only financial covenant applicable to the Notes is that described below. That covenant requires that the Notes be equally and ratably secured in the circumstances described therein but has no special application merely by virtue of the occurrence of any transaction or series of transactions resulting in material changes in the Company's debt-to-equity ratio.

      The Company will covenant in the Notes that so long as any of the Notes remain outstanding, it will not pledge or otherwise subject to any lien any of its property or assets unless the Notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

      (a) the pledge of any assets to secure any financing by the Company of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which the Company reserves the right, in accordance with customary and established banking practice, to

    34

deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as to the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

      (b) the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

      (c) any deposit of assets of the Company with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Company;

      (d) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

      (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing (a) to (d) inclusive of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property). (Section 12.01 of the Indenture.)

                      MODIFICATION OF THE INDENTURE

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes at the time outstanding under the Indenture, to modify the Indenture or any supplemental indenture or the rights of the holders of the Notes; provided that no such modification shall (i) change the fixed maturity of any such Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each such Note so affected or (ii) reduce the aforesaid percentage of Notes of any series outstanding under the Indenture, the consent of the holders of which is required for any such modification, without the consent of the holders of all Notes then outstanding under the Indenture. (Section 10.02 of the Indenture.)

                            EVENTS OF DEFAULT

      An Event of Default with respect to the Notes is defined in the
Indenture as being:  (a)      default in payment of any principal of, or
premium, if any, on, the Notes; (b) default for 30 days in payment of any interest on any of the Notes; (c) default for 30 days after notice in performance of any other covenant in the Indenture; or (d) certain events of bankruptcy, insolvency or reorganization. (Section 6.01 of the Indenture.)

      In case an Event of Default shall occur and be continuing with respect to the Notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes to be due and payable. Any Event of Default with respect to the Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding Notes except in a case of failure to pay principal of or interest on such Notes for which payment had not been subsequently made. (Section 6.06 of the Indenture). The Company is required to file with the Trustee annually a certificate as to the absence of certain defaults under the terms of the Indenture. (Section 11.04 of the Indenture.)

    35

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Noteholders, unless such Noteholders shall have offered to the Trustee reasonable indemnity or security. (Sections 7.01 and 7.02) of the Indenture.)


Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section
6.06 of the Indenture.)

                         CONCERNING THE TRUSTEE

      Citibank, N.A. is the Trustee under the Indenture. Citibank, N.A. acts as depository for funds of, makes loans to, acts as trustee and performs certain other services for, the Company and certain of its affiliates in the normal course of its business. It is also one of the investment managers of the pension trust funds established by General Motors Corporation. As trustee of various trusts, it has purchased securities of the Company and certain of its affiliates.
                      CONCERNING THE PAYING AGENTS

      The Company shall maintain one or more Paying Agents for the payment of the principal of, premium, if any, and interest, if any, on, the Notes. (Section 4.02 of the Indenture.) The Company will initially act as Paying Agent for the Certificated Notes and has initially appointed Citibank, N.A. as the Company's Paying Agent for the Book-Entry Notes.

                          PLAN OF DISTRIBUTION

      Under the terms of Selling Agent Agreements, each dated as of October, XX, 1994, the Notes are offered on a continuing basis by the Company through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, CS First Boston Corporation, Morgan Stanley & Co. Incorporated, Lehman Brothers, Lehman Brothers Inc. (including its affiliate, Lehman Special Securities Inc.), J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., who have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Company may appoint additional Agents to solicit sales of the Notes; provided, however, that any such solicitation and sale of the Notes shall be on the same terms and conditions to which the Agents have agreed. In addition, the Company may arrange for the Notes to be sold through other agents, dealers or underwriters. The Company may sell Notes directly to investors on its own behalf. The Company will pay each Agent a commission in the form of a discount ranging from .05% to .60% of the initial offering price of each Note sold through such Agent, depending upon the Maturity Date thereof. No commission will be payable to the Agents on Notes sold directly to purchasers by the Company. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part, whether placed directly with the Company or through an Agent. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes in whole or in part. The Company reserves the right to withdraw, cancel or modify the offer without notice.

      The Company may also sell Notes to an Agent as principal for its own account at a discount equal to the commission applicable to any agency sale of a Note of identical maturity, unless otherwise specified in the applicable Pricing Supplement. Such Notes may be resold to one or more investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent or, if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not, during the distribution of the Notes, be in excess of the discount to be received by such Agent from the

    36

Company. After the initial public offering of Notes to be resold by an Agent to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession and discount may be changed.

      Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

      No Note will have an established trading market when issued. The Company does not intend to apply for the listing of the Notes on any securities exchange, but has been advised by the Agents that the Agents intend to make a market in the Notes as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any Notes.

      Each Agent has represented and agreed that it will not offer or sell any Notes which are denominated in Yen directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person ( which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese persons during the period of 90 days (or, in the case of Notes denominated in Yen and another currency issued or repaid in Japanese Yen, 180 days) from the Issue Date of the relevant Notes and that thereafter it will not do so except in circumstances which will result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole. Unless otherwise specified in the applicable Pricing Supplement, the minimum maturity of Notes denominated in Yen shall be one year and the minimum denomination for Notes denominated in Yen shall be Yen 1,000,000.

      No Notes denominated in Yen shall be sold without the specific approval of the Japenese Ministry of Finance, except for single currency Notes repayable at their non-variable principal or redemption amount and bearing interest at a fixed rate or by reference to Yen LIBOR (plus or minus a margin) and structured Notes, such as Nikkei-linked and DAX-linked issues, in each case which are already permitted by the Japanese Ministry of Finance.


       Dennis Weatherstone, Chairman of the Board of Directors of J.P. Morgan & Co. Incorporated, of which J.P. Morgan Securities Inc. is an indirect, wholly-owned subsidiary, and John G. Smale, a director of J.P. Morgan & Co. Incorporated, are directors of General Motors Corporation. In the ordinary course of their respective businesses, affiliates of the Agents have engaged, and will in the future engage, in commercial banking and investment banking transactions with the Company and certain of its affiliates.

                             LEGAL OPINIONS

      The validity of the Notes offered hereby will be passed upon for the Company by Martin I. Darvick, Esq., Assistant General Counsel of the Company, and for the Agents by Davis Polk & Wardwell. Mr. Darvick owns shares and holds options to purchase shares of General Motors Corporation $1 2/3 par value common stock. Davis Polk & Wardwell acts as counsel to the Incentive and Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel to the Company and certain of its affiliates in various matters.

                                 EXPERTS

      The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche, Detroit, Michigan 48243, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon such report given upon the authority of Deloitte & Touche LLP as experts in accounting and auditing.


      NOTES ARE AVAILABLE FOR PURCHASE AT THE OFFICE OF THE COMPANY LISTED BELOW AND CERTIFICATED NOTES ARE DELIVERABLE THROUGHOUT THE UNITED STATES ACCORDING TO INVESTOR PREFERENCE.


                        GENERAL MOTORS ACCEPTANCE CORPORATION
                        3044 WEST GRAND BOULEVARD
                        ARGONAUT A - ROOM 1182H
                        DETROIT, MICHIGAN 48202
                        PHONE:  (800) 338-4622

                         GMAC FINANCIAL SERVICES

                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

  Securities and Exchange Commission registration fee. . . . $1,428,820
  Blue Sky filing and counsel fees . . . . . . . . . . . . .     25,000
  Fees and expenses of Trustee . . . . . . . . . . . . . . .      5,000
  Printing and engraving Notes . . . . . . . . . . . . . . .      5,000
  Printing Registration Statement, Prospectus
     and other documents . . . . . . . . . . . . . . . . . .     40,000
  Accountants' fees  . . . . . . . . . . . . . . . . . . . .     15,000
   Rating Agencies' fees . . . . . . . . . . . . . . . . . .    150,000
  Miscellaneous expenses . . . . . . . . . . . . . . . . . .     31,180
                                                             ----------
  Total.                                                     $1,700,000
                                                             ==========
          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under sections 7015 and 7018-7023 of the New York Banking Law the Company may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

     a. If a director or officer is made or threatened to be a party to an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of some other enterprise (including, without limitation, an employee benefit plan), the Company may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to the Company, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

     b. With respect to any action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of the Company, or served some other enterprise (including, without limitation, an employee benefit plan) at the request of the Company, the Company may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, incurred as a result of such action or proceeding or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     c. A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs a. or b. above, shall be entitled to indemnification as authorized in such paragraphs.

     d. The Company may purchase and maintain insurance to indemnify directors and officers in instances in which they may not otherwise be indemnified by the Company under the provisions of the Banking Law, provided that the contract of insurance provides for a retention amount and for co-insurance, except that no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     The foregoing statement is subject to the detailed provisions of sections 7015 and 7018-7023 of the New York Banking Law.

     As a subsidiary of General Motors Corporation, the Company is insured against liabilities which it may incur by reason of the foregoing provisions of the New York Banking Law and directors and officers of the Company are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said Banking Law.

     Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS.

  *1  . . . . . . . Form of Selling Agent Agreement.

  *4  . . . . . . . Indenture, dated as of December 1, 1993, between the
                    Company and Citibank, N.A., Trustee.

  *4(a)(1) . . . . . Form of Medium-Term Note (Semi-Annual) included in
                     Exhibit 4.

  *4(a)(2) . . . . . Form of Medium-Term Note (Annual) included in Exhibit 4.

  *4(b)(1) . . . . . Form of Medium-Term Note (Semi-Annual) in global form included in Exhibit 4.

  *4(b)(2) . . . . . Form of Medium-Term Note (Annual) in global form included in Exhibit 4.

  5   . . . . . . .  Opinion and Consent of Martin I. Darvick, Esq.,
                     Assistant General Counsel of the Company.

  12  . . . . . . .  Calculation of Ratio of Earnings to Fixed Charges.

  24(a) . . . . . .  Consent of Deloitte & Touche LLP.

  24(b) . . . . . .  Consent of Counsel included in Exhibit 5.

  26  . . . . . . .  Form T-1 Statement of Eligibility and Qualification
                     under the Trust Indenture Act of 1939 of Citibank, N.A.

*  Incorporated by reference from Registration No. 33-51381 dated
   December 9, 1993.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


provided, however, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the provisions discussed in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 5th day of October, 1994.

                          GENERAL MOTORS ACCEPTANCE CORPORATION

                          s/       Robert T. O'Connell
                          --------------------------------------------

                          (Robert T. O'Connell, Chairman of the Board)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 5, 1994 by the following persons in the capacities indicated.

  Signature                                     Title
  ---------                                     -----

s/ Michael J. Losh
- -------------------------
(Michael J. Losh)                           Chairman of       (Chief
                                            the Board         Executive
                                            and Director      Officer)
s/ John R. Rines
- -------------------------
(John R. Rines)                             President and     (Chief
                                            Director          Operating
                                                              Officer)
s/ John D. Finnegan
- -------------------------
(John D. Finnegan)                          Executive Vice   (Chief
                                            President and     Financial
                                            Director          Officer)
s/ Gery E. Gross
- -------------------------
(Gery E. Gross)                             Comptroller      (Chief
                                                              Accounting
                                                              Officer)
s/ Richard J. S. Clout
- -------------------------                   Executive Vice
Richard J. S. Clout)                        President and
                                            Director

s/ John E. Gibson
- -------------------------                   Executive Vice
(John E. Gibson)                            President and
                                            Director

s/ Leon J. Krain
- -------------------------                   Director
(Leon J. Krain)


s/ Heidi Kunz
- -------------------------                   Director
(Heidi Kunz)


s/ Mark J. Korell
- -------------------------                   Director
(Mark J. Korell)


s/ Harry J. Pearce
- -------------------------                   Director
(Harry J. Pearce)
s/ W. Allen Reed
- -------------------------                   Director
(W. Allen Reed)


s/ John F. Smith, Jr.
- -------------------------                   Director
(John F. Smith, Jr.)





















































                              EXHIBIT INDEX



EXHIBIT                                                            PAGE NO.
- -------                                                            --------
  *1 Form of Selling Agent Agreement . . . . . . . . . . . . . . . . .


  *4 Indenture, dated  as of December 1, 1993, between
     the Company and Citibank, N.A., Trustee . . . . . . . . . . . . .

*4(a)(1)      Form of Medium-Term Note (Semi-Annual) included in
              Exhibit 4 . . .

*4(a)(2)      Form of Medium-Term Note (Annual) included in
              Exhibit 4 . . .

*4(b)(1)      Form of Medium-Term Note (Semi-Annual) in global form
              included in Exhibit 4 . . . . . . . . . . . . . . . . . . .

*4(b)(2)      Form of Medium-Term Note (Annual) in global form
              included in Exhibit 4 . . . . . . . . . . . . . . . . . . .

  5  Opinion and Consent of Martin I. Darvick, Esq.,
     Assistant General Counsel of the Company. . . . . . . . . . . . .

  12 Calculation of Ratio of Earnings to Fixed Charges . . . . . . . .

  24(a)       Consent of Deloitte & Touche LLP.  . . . . . . . . . . .

  24(b)       Consent of Counsel included in Exhibit 5 . . . . . . . .

  26 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A..


*  Incorporated by reference from Registration No. 33-51381 dated
   December 9, 1993.